UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)               February 15, 2007

INSPIRE PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

     Delaware                                    000-31135                            04-3209022
(State or Other Jurisdiction                   (Commission                                  (IRS Employer
           of Incorporation)                            File Number)                              Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina            27703-8466
(Address of Principal Executive Offices)                                                     (Zip Code)

Registrant's telephone number, including area code          (919) 941-9777

_____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2007, Inspire Pharmaceuticals, Inc. ("Inspire") issued a press release, attached to and made part of this report, announcing that it had licensed AzaSite™ for ocular infections. Inspire and InSite Vision Incorporated ("ISV") entered into a license agreement dated February 15, 2007 (the "License Agreement") pursuant to which Inspire received exclusive rights to commercialize AzaSite™, a topical anti-infective product candidate currently in late stage development for the treatment of bacterial conjunctivitis, as well as other potential topical anti-infective products containing azithromycin for use in the treatment of human ocular or ophthalmic indications. AzaSite™ is ISV's proprietary blend of azithromycin formulated with DuraSite®, ISV's patented drug-delivery vehicle. The License Agreement grants Inspire exclusive rights to develop, make, use, market, commercialize and sell the products in the United States and Canada and their respective territories (collectively, the "Territory").

Under the terms of the License Agreement, Inspire has paid to ISV an upfront license fee of $13,000,000 and will pay an additional $19,000,000 upon regulatory approval of any subject product by the U.S. Food and Drug Administration. Inspire will also pay a royalty on net sales of AzaSite™ in the United States and Canada, if approved by regulatory authorities. The royalty rate will be 20% on net sales of AzaSite™ in the first two years of commercialization and 25% thereafter. Inspire is obligated to pay royalties under the License Agreement for the longer of (i) eleven years from the launch of a subject product, and (ii) the period during which a valid claim under a patent licensed from ISV covers a subject product. Under the terms of the Agreement, Inspire's obligation to pay royalties to ISV is subject to annual minimum royalty payments which commence on the first quarter start date (i.e., January 1, April 1, July 1 or October 1) that is at least one year after the first commercial sale of any subject product, and may continue for a period up to five years. The royalties under the License Agreement are subject to certain reductions in the event of patent invalidity, third party licenses, generic competition and uncured material breach. Such reductions are cumulative but will in no event fall below a low single digit royalty based on applicable net sales. There are certain permitted offsets against both running royalties and minimum royalties which are not subject to a floor amount.

Under the License Agreement, ISV is responsible for obtaining regulatory approval of AzaSite™ in each country in the Territory. No more than twenty-five days after obtaining regulatory approval for each country in the Territory, ISV will be responsible for transferring regulatory documentation regarding AzaSite™, including the New Drug Application and Canadian equivalent, to Inspire. Thereafter, Inspire will be responsible for all regulatory obligations and strategies relating to the further development and commercialization of products in each country in the Territory. Inspire will also be responsible for all commercialization in the Territory.

The License Agreement also provides Inspire with an exclusive option to negotiate a license agreement with ISV for AzaSite Plus™, a combination antibiotic/corticosteroid product formulated with DuraSite® technology.

The License Agreement can be terminated by Inspire for convenience after the earlier of the regulatory approval of the AzaSite™ product in the United States or April 27, 2008. In furtherance of the foregoing, Inspire may terminate the License Agreement prior to the first commercial sale of a subject product upon 90 days notice to ISV and after the first commercial sale of a subject product upon 180 days notice to ISV. Each party has the right to terminate for uncured material breach or an insolvency event of the other party. If the License Agreement is terminated by Inspire for convenience or by ISV for Inspire's uncured material breach or insolvency, all licenses granted will terminate and all rights therein will revert back to ISV. If the License Agreement is terminated by Inspire for ISV's uncured material breach or insolvency, Inspire will have a 12-month wind-down period to sell products in inventory and the licenses will be terminated after such wind-down period.

Inspire and ISV have also entered into a Trademark License Agreement dated February 15, 2007 under which ISV granted to Inspire an exclusive license to the AzaSite™ trademark and domain name and a nonexclusive license to the DuraSite® trademark in connection with the commercialization of subject products in the Territory under the terms of the License Agreement.

Contemporaneously with the License Agreement, ISV entered into an exclusive license agreement with Pfizer for certain Pfizer patent rights relating to the treatment of ocular infection with azithromycin for certain products. Under the terms of the License Agreement, Inspire obtained from ISV a sublicense to such Pfizer patent rights, in addition to the license to the ISV patent rights, subject to certain limitations. Also, Inspire and Pfizer have entered into a related agreement that provides for the continuation of Inspire's sublicense rights under the Pfizer patent rights upon a termination of the license agreement between ISV and Pfizer. The agreement between Inspire and Pfizer also provides to Inspire the opportunity to cure any breaches by ISV of the license agreement between ISV and Pfizer and the opportunity to maintain and enforce such Pfizer patent rights under certain circumstances.

Inspire and ISV have also entered into a supply agreement dated February 15, 2007 for the active pharmaceutical ingredient azithromycin (the "Supply Agreement"). Previously, ISV has entered into a third party supply agreement for the production of such active ingredient. Under the Supply Agreement, ISV has agreed to supply Inspire's requirements of active ingredient, pursuant to certain forecasting and ordering procedures. If ISV is in breach of its supply obligations under the Supply Agreement, Inspire is permitted to qualify a second source supplier, at ISV's expense, and obtain the active ingredient from such second source. The initial term of the Supply Agreement is until 2012, subject to certain customary termination provisions, such as termination for material breach of the agreement. Either Inspire or ISV may terminate the Supply Agreement upon 180 days notice to the other party. After 2012, the Supply Agreement automatically renews for successive three-year periods unless terminated pursuant to such termination provisions. The Supply Agreement requires that ISV produce for Inspire a specified stockpile of active ingredient. The Supply Agreement also contains certain provisions regarding the rights and responsibilities of the parties with respect to manufacturing specifications, delivery arrangements, quality assurance, and regulatory compliance, as well as certain other customary matters.

ISV previously entered into an agreement with Cardinal Health PTS, LLC ("Cardinal") for the manufacture of the finished product AzaSite™. Under the terms of the License Agreement, the parties have agreed to arrangements intended to facilitate Inspire's access to finished product manufactured by Cardinal on an interim basis and to facilitate execution of a longer term arrangement for finished product supply.

Item 9.01       Financial Statements and Exhibits.

Exhibits

No.            Description

99.1           Press Release dated February 16, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                         Inspire Pharmaceuticals, Inc.

                                                                         By: /s/ Joseph M. Spagnardi
                                                                               Joseph M. Spagnardi,
                                                                               Senior Vice President, General Counsel
                                                                               and Secretary

Dated: February 22, 2007

EXHIBIT INDEX

No. Description

99.1 Press Release dated February 16, 2007